SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 23, 2001
(To Prospectus dated January 10, 2001)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                          Alternative Loan Trust 2001-2
                                     Issuer





         The Class PO Certificates

o This supplement relates to the offering of the Class PO certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO certificates. Additional information is contained in the prospectus supplement dated February 23, 2001, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated January 10, 2001. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2002, the class certificate balance of the Class PO certificates was approximately $1,457,391.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 30, 2002

-------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
-------------------------------------------------------------------------------

                                THE MORTGAGE POOL

                  As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 1,422 Mortgage Loans having an aggregate Stated Principal Balance of approximately $156,294,351.

                  The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                                  As of
                                                                                            September 1, 2002
                                                                                            -----------------
Total Number of Mortgage Loans...................................................                 1,422
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 4.92%
         60-90 days..............................................................                 1.76%
         91 days or more (excluding pending foreclosures)........................                 1.83%
                                                                                                  -----
         Total Delinquencies.....................................................                 8.51%
                                                                                                  =====
Foreclosures Pending.............................................................                 1.76%
                                                                                                  -----
Total Delinquencies and foreclosures pending.....................................                10.27%
                                                                                                 ======


--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

                  Thirteen (13) Mortgage Loans have been converted and are, as of the Reference Date, REO Loans.

                  Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

                  Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

                  The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:



                                                                                                             At             At
                                                                 At February 28(29),                    December 31,      June 30,
                                                   ------------------------------------------------     ------------    -----------
                                                   1998           1999           2000          2001          2001           2002
                                                   ----           ----           ----          ----          ----           ----
   Delinquent Mortgage Loans and
      Pending Foreclosures at
         Period End
        30-59 days ............                    1.08%          1.03%          1.36%          1.61%        1.89%          1.85%
        60-89 days ............                    0.16           0.18           0.22           0.28         0.39           0.40
        90 days or more (excluding
           pending foreclosures)                   0.16           0.12           0.16           0.14         0.23           0.28
                                            -----------    -----------    -----------    -----------  -----------    -----------
            Total of delinquencies                 1.40%          1.32%          1.75%          2.03%        2.51%          2.53%
                                            ===========    ===========    ===========    ===========  ===========    ===========
   Foreclosures pending .......                    0.17%          0.14%          0.16%          0.27%        0.31%          0.28%
                                            ===========    ===========    ===========    ===========  ===========    ===========
   Total delinquencies and
       foreclosures pending ...                    1.57%          1.46%          1.91%          2.30%        2.82%          2.81%
                                            ===========    ===========    ===========    ===========  ===========    ===========

   Net Gains/(Losses) on
       liquidated loans(1) ....             $(2,662,000)   $(2,882,524)   $(3,076,240)   $(2,988,604) $(5,677,141)   $(3,054,092)
   Percentage of Net
       Gains/(Losses) on
       liquidated loans(1)(2) .                  (0.024)%       (0.018)%       (0.017)%       (0.014)%     (0.022)%       (0.010)%
   Percentage of Net
       Gains/(Losses) on
       liquidated loans (based on
       average outstanding
       principal balance)(1) ..                  (0.027)%       (0.021)%       (0.017)%       (0.015)%     (0.023)%       (0.011)%


(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                    DESCRIPTION OF THE CLASS PO CERTIFICATES

                  The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

                  As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $1,457,391, evidencing a beneficial ownership interest of approximately 0.93% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $138,423,271 and evidenced in the aggregate a beneficial ownership interest of approximately 88.57% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $17,871,079, and evidenced in the aggregate a beneficial ownership interest of approximately 11.43% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

                  The monthly statement furnished to Certificateholders of record on the Distribution Date on September 25, 2002is included herein as
Exhibit 2.

Revised Structuring Assumptions

                  Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $1,457,391 and (ii) the closing date of the sale of the Class PO Certificates is October 30, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

                    The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 85%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                              Percentage of the Prepayment Assumption
                             ----------------------------------------
        Class                  0%       50%    100%    150%     200%
        -----                 ---       ---    ----    ----     ----

        Class PO.......      0.9%      1.9%    3.4%    5.1%     7.0%

                  It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

                  The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement or all of the Mortgage Loans will prepay at the constant percentages of the Prepayment Assumption specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*


                                                            Class PO
                                            Percentage of the Prepayment Assumption]
                                          -------------------------------------------
          Distribution Date                0%       50%      100%      150%      200%
          -----------------               ---       ---      ----      ----      ----
Initial Percent..................         100       100      100       100        100
October 30, 2002                           74       74        73        73        72
October 25, 2003                           73       67        61        55        48
October 25, 2004                           73       61        50        41        32
October 25, 2005                           71       55        42        31        22
October 25, 2006                           70       50        35        23        15
October 25, 2007                           69       45        29        17        10
October 25, 2008                           68       41        24        13         7
October 25, 2009                           67       37        19        10         4
October 25, 2010                           65       33        16        7          3
October 25, 2011                           64       30        13        5          2
October 25, 2012                           62       27        11        4          1
October 25, 2013                           60       24        9         3          1
October 25, 2014                           58       21        7         2          1
October 25, 2015                           56       19        6         2          0
October 25, 2016                           54       17        5         1          0
October 25, 2017                           51       15        4         1          0
October 25, 2018                           49       13        3         1          0
October 25, 2019                           46       11        2         0          0
October 25, 2020                           43       10        2         0          0
October 25, 2021                           40        8        1         0          0
October 25, 2022                           37        7        1         0          0
October 25, 2023                           33        6        1         0          0
October 25, 2024                           29        5        1         0          0
October 25, 2025                           25        4        0         0          0
October 25, 2026                           21        3        0         0          0
October 25, 2027                           16        2        0         0          0
October 25, 2028                           11        1        0         0          0
October 25, 2029                           6         1        0         0          0
October 25, 2030                           1         0        0         0          0
October 25, 2031                           0         0        0         0          0
Weighted Average Life (years) **.        18.27     8.79      5.16      3.47      2.53


---------------------
*   Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

                  As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $3,288,648 and $200,000 and $0, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

                  The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

                  General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

                  Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

                  The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

                  Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

                  The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.

                  The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

                  A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

                  Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

                  Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

                  Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

                  Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

                  The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

                  A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

                  Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

                  Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

                  The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

                  Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

                  Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

                  Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                   OTHER TAXES

                  No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

                  All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                    RATINGS

                  The Class PO Certificates are currently rated "AAA" by Fitch Ratings and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

                  Pursuant to a Placement Agency Agreement, dated as of October 30, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

            EXHIBIT 1 - CHL Mortgage Pass-Through Trust 2001-3 Alt 2
                                     Group 1


                                Current Mortgage Rates of the Mortgage Loans (1)
-------------------------------- --------------------- ------------------------------ ----------------------------
            Current               Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
       Mortgage Rate (%)                Loans                 Outstanding ($)                     (%)
-------------------------------- --------------------- ------------------------------ ----------------------------
             6.500                          1                        128,154.47                   0.35
             6.875                          2                        256,556.85                   0.70
             7.125                          4                        327,182.02                   0.89
             7.250                          5                        474,462.66                   1.30
             7.375                          5                        598,715.77                   1.64
             7.500                          6                        460,985.72                   1.26
             7.625                         15                      1,500,877.25                   4.11
             7.750                         18                      1,904,639.08                   5.21
             7.875                         27                      3,136,684.18                   8.58
             8.000                         25                      2,394,446.06                   6.55
             8.125                         22                      2,119,990.69                   5.80
             8.250                         41                      4,149,162.94                  11.35
             8.375                         40                      3,842,220.56                  10.51
             8.500                         43                      3,719,636.94                  10.17
             8.625                         30                      2,542,168.73                   6.95
             8.750                         31                      2,960,870.17                   8.10
             8.875                         43                      3,590,887.91                   9.82
             9.000                         15                      1,081,203.92                   2.96
             9.125                          9                        586,484.36                   1.60
             9.250                          1                         31,525.62                   0.09
             9.375                          4                        237,741.97                   0.65
             9.500                          4                        360,160.76                   0.99
             9.750                          1                        152,496.58                   0.42
-------------------------------- --------------------- ------------------------------ ----------------------------
Total                                     392                     36,557,255.21                 100.00
================================ ===================== ============================== ============================

(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 8.711% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 8.309% per annum.


                                  Current Mortgage Loan Principal Balances (1)
------------------------------------- --------------------- ----------------------------- ------------------------
          Current Mortgage             Number of Mortgage   Aggregate Principal Balance     Percent of Mortgage
          Loan Balance ($)                   Loans                Outstanding ($)                Pool (%)
------------------------------------- --------------------- ----------------------------- ------------------------
         0.01 to  50,000.00                    49                    1,903,340.03                 5.21
    50,000.01 to 100,000.00                   196                   14,562,599.44                39.84
   100,000.01 to 150,000.00                   109                   13,388,060.62                36.62
   150,000.01 to 200,000.00                    30                    4,947,908.18                13.53
   200,000.01 to 250,000.00                     7                    1,502,719.04                 4.11
   250,000.01 to 300,000.00                     1                      252,627.90                 0.69
------------------------------------- --------------------- ----------------------------- ------------------------
Total                                         392                   36,557,255.21               100.00
===================================== ===================== ============================= ========================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $93,258.


                           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)
------------------------------------- --------------------- ----------------------------- ------------------------
                                       Number of Mortgage   Aggregate Principal Balance     Percent of Mortgage
 Original Loan-to-Value Ratios (%)           Loans                Outstanding ($)                Pool (%)
------------------------------------- --------------------- ----------------------------- ------------------------
95.01 to 100.00                                39                    4,210,478.60                11.52
100 to 103                                    353                   32,346,776.61                88.48
------------------------------------- --------------------- ----------------------------- ------------------------
Total                                         392                   36,557,255.21               100.00
===================================== ===================== ============================= ========================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 102.38%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.



                               State Distribution of the Mortgaged Properties (1)
-------------------------------- --------------------- ------------------------------- ---------------------------
     State Distribution of        Number of Mortgage    Aggregate Principal Balance     Percent of Mortgage Pool
     Mortgaged Properties               Loans                 Outstanding ($)                     (%)
-------------------------------- --------------------- ------------------------------- ---------------------------
Alabama                                    19                    1,529,803.58                     4.18
Arizona                                     8                      831,967.63                     2.28
Arkansas                                   10                      771,527.24                     2.11
California                                 14                    1,763,919.44                     4.83
Florida                                    55                    4,957,821.02                    13.56
Georgia                                    15                    1,508,158.57                     4.13
Indiana                                    11                      796,793.61                     2.18
Kentucky                                    9                      784,114.11                     2.14
Louisiana                                  10                      850,524.57                     2.33
Michigan                                   18                    2,023,103.34                     5.53
Missouri                                   16                    1,320,264.59                     3.61
Nevada                                      6                      916,256.83                     2.51
North Carolina                             15                    1,471,594.69                     4.03
Ohio                                       16                    1,440,123.79                     3.94
Oklahoma                                   11                      795,169.05                     2.18
Pennsylvania                               30                    2,204,932.71                     6.03
Tennessee                                  18                    1,624,076.70                     4.44
Texas                                      33                    3,477,101.76                     9.51
Washington                                  8                    1,051,838.69                     2.88
Other (less than 2%)                       70                    6,438,163.29                    17.61
-------------------------------- --------------------- ------------------------------- ---------------------------
Total                                     392                   36,557,255.21                   100.00
================================ ===================== =============================== ===========================

(1) "Other" includes 22 other states, each with under 2% concentration. As of the Reference Date, no more than approximately 0.86% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.


                                  Documentation Programs for the Mortgage Loans
--------------------------------- --------------------- ------------------------------ ---------------------------
                                   Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
        Type of Program                  Loans                 Outstanding ($)                    (%)
--------------------------------- --------------------- ------------------------------ ---------------------------
Alternative                              258                     23,491,558.99                    64.26
Full                                     134                     13,065,696.22                    35.74
--------------------------------- --------------------- ------------------------------ ---------------------------
Total                                    392                     36,557,255.21                   100.00
================================= ===================== ============================== ===========================



                                          Types of Mortgaged Properties
--------------------------------- --------------------- ------------------------------ ---------------------------
                                   Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
         Property Type                   Loans                 Outstanding ($)                    (%)
--------------------------------- --------------------- ------------------------------ ---------------------------
Single Family Residence                   299                    26,196,254.64                   71.66
Planned Unit Development                   58                     7,495,399.25                   20.50
Low-rise Condominium                       34                     2,695,108.39                    7.37
High-rise Condominium                       1                       170,492.93                    0.47

--------------------------------- --------------------- ------------------------------ ---------------------------
Total                                     392                    36,557,255.21                  100.00
================================= ===================== ============================== ===========================



                                         Purposes of the Mortgage Loans
--------------------------------- --------------------- ------------------------------ ---------------------------
                                   Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
          Loan Purpose                   Loans                 Outstanding ($)                    (%)
--------------------------------- --------------------- ------------------------------ ---------------------------
Purchase                                  392                    36,557,255.21                  100.00
--------------------------------- --------------------- ------------------------------ ---------------------------
Total                                     392                    36,557,255.21                  100.00
================================= ===================== ============================== ===========================



                                    Occupancy Types of the Mortgage Loans (1)
-------------------------------- --------------------- ------------------------------ ----------------------------
                                  Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
        Occupancy Type                  Loans                 Outstanding ($)                     (%)
-------------------------------- --------------------- ------------------------------ ----------------------------
Owner Occupied                             392                    36,557,255.21                 100.00
-------------------------------- --------------------- ------------------------------ ----------------------------
Total                                      392                    36,557,255.21                 100.00
================================ ===================== ============================== ============================
(1) Based upon representations of the related Mortgagors at the time of origination.




                              Remaining Terms to Maturity of the Mortgage Loans (1)
--------------------------------- --------------------- ------------------------------ ---------------------------
  Remaining Term to Maturity      Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
           (months)                     Loans                 Outstanding ($)                     (%)
--------------------------------- --------------------- ------------------------------ ---------------------------
              335                           1                          95,501.76                  0.26
              336                           3                         446,372.07                  1.22
              337                          48                       4,248,476.86                 11.62
              338                          59                       4,569,215.60                 12.50
              339                          47                       4,180,872.18                 11.44
              340                          72                       6,324,436.82                 17.30
              341                          62                       6,107,573.24                 16.71
              342                          72                       7,717,629.94                 21.11
              343                          28                       2,867,176.74                  7.84
-------------------------------- --------------------- ------------------------------ ----------------------------
Total                                     392                      36,557,255.21                100.00
================================ ===================== ============================== ============================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 340 months.

            EXHIBIT 1 - CHL Mortgage Pass-Through Trust 2001-3 Alt 2
                                     Group 2


                                Current Mortgage Rates of the Mortgage Loans (1)
-------------------------------- --------------------- ------------------------------ ----------------------------
            Current               Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
       Mortgage Rate (%)                Loans                 Outstanding ($)                     (%)
-------------------------------- --------------------- ------------------------------ ----------------------------
             6.500                          1                        184,461.22                   0.15
             6.750                          7                      1,004,656.32                   0.84
             6.875                         17                      2,832,611.84                   2.37
             7.000                          4                        519,628.25                   0.43
             7.125                         12                      1,746,114.36                   1.46
             7.250                         20                      3,071,937.11                   2.57
             7.375                         23                      3,174,252.83                   2.65
             7.500                         27                      3,261,708.93                   2.72
             7.625                         35                      4,376,824.83                   3.66
             7.750                         56                      6,733,294.05                   5.62
             7.875                         78                      9,650,059.87                   8.06
             8.000                         61                      7,451,057.60                   6.22
             8.125                         46                      5,859,268.57                   4.89
             8.250                         71                      7,412,023.29                   6.19
             8.375                         50                      5,744,894.00                   4.80
             8.500                         83                      9,314,685.97                   7.78
             8.625                         46                      5,285,394.89                   4.41
             8.750                         78                      8,614,928.23                   7.19
             8.875                         80                      8,751,802.62                   7.31
             9.000                         65                      7,409,519.79                   6.19
             9.125                         34                      3,493,900.53                   2.92
             9.250                         52                      5,372,497.82                   4.49
             9.375                         17                      1,813,552.77                   1.51
             9.500                         49                      4,824,205.91                   4.03
             9.625                          9                        928,944.27                   0.78
             9.750                          3                        271,519.55                   0.23
             9.875                          3                        391,936.17                   0.33
            10.000                          1                         97,406.84                   0.08
            10.375                          2                        144,007.64                   0.12
-------------------------------- --------------------- ------------------------------ ----------------------------
Total                                   1,030                    119,737,096.07                 100.00
================================ ===================== ============================== ============================

(1) The current Mortgage Rates in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 8.461% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 8.340% per annum.




                                  Current Mortgage Loan Principal Balances (1)
------------------------------------- --------------------- ----------------------------- ------------------------
          Current Mortgage             Number of Mortgage   Aggregate Principal Balance     Percent of Mortgage
          Loan Balance ($)                   Loans                Outstanding ($)                Pool (%)
------------------------------------- --------------------- ----------------------------- ------------------------
         0.01 to 50,000.00                     91                    3,570,783.90                 2.98
    50,000.01 to 100,000.00                   372                   28,535,231.26                23.83
   100,000.01 to 150,000.00                   322                   39,851,175.39                33.28
   150,000.01 to 200,000.00                   154                   26,407,881.54                22.05
   200,000.01 to 250,000.00                    72                   16,219,993.00                13.55
   250,000.01 to 300,000.00                    18                    4,796,306.70                 4.01
   350,000.01 to 400,000.00                     1                      355,724.28                 0.30
------------------------------------- --------------------- ----------------------------- ------------------------
Total                                       1,030                  119,737,096.07               100.00
===================================== ===================== ============================= ========================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $116,250.



                           Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)
------------------------------------- --------------------- ----------------------------- ------------------------
                                       Number of Mortgage   Aggregate Principal Balance     Percent of Mortgage
 Original Loan-to-Value Ratios (%)           Loans                Outstanding ($)                Pool (%)
------------------------------------- --------------------- ----------------------------- ------------------------
50.00 or Less                                   2                       77,889.24                 0.07
60.01 to 65.00                                  3                      235,696.16                 0.20
65.01 to 70.00                                  1                      172,629.90                 0.14
70.01 to 75.00                                 28                    3,087,949.68                 2.58
75.01 to 80.00                                256                   29,745,912.57                24.84
80.01 to 85.00                                 45                    5,800,529.91                 4.84
85.01 to 90.00                                263                   30,736,764.04                25.67
90.01 to 95.00                                408                   47,403,063.09                39.59
95.01 to 100.00                                24                    2,476,661.48                 2.07
------------------------------------- --------------------- ----------------------------- ------------------------
Total                                       1,030                  119,737,096.07               100.00
===================================== ===================== ============================= ========================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 88.55%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.


                               State Distribution of the Mortgaged Properties (1)
-------------------------------- --------------------- ------------------------------- ---------------------------
     State Distribution of        Number of Mortgage    Aggregate Principal Balance     Percent of Mortgage Pool
     Mortgaged Properties               Loans                 Outstanding ($)                     (%)
-------------------------------- --------------------- ------------------------------- ---------------------------
Arizona                                    32                    3,694,335.77                     3.09
California                                 96                   15,023,647.40                    12.55
Colorado                                   22                    3,291,681.62                     2.75
Florida                                    96                    9,024,357.84                     7.54
Georgia                                    29                    4,125,229.13                     3.45
Illinois                                   22                    2,637,959.18                     2.20
Michigan                                   62                    6,992,107.02                     5.84
Nevada                                     20                    2,433,606.56                     2.03
New Jersey                                 23                    3,129,797.02                     2.61
New York                                   40                    6,054,038.29                     5.06
North Carolina                             31                    3,580,396.25                     2.99
Ohio                                       55                    5,227,821.02                     4.37
Pennsylvania                               61                    5,340,293.25                     4.46
Tennessee                                  28                    2,862,792.23                     2.39
Texas                                      85                    8,433,261.15                     7.04
Washington                                 24                    3,526,198.41                     2.94
Other (less than 2%)                      304                   34,359,573.93                    28.70
-------------------------------- --------------------- ------------------------------- ---------------------------
Total                                   1,030                  119,737,096.07                   100.00
================================ ===================== =============================== ===========================

(1) "Other" includes 30 other states, each with under 2% concentration. As of the Reference Date, no more than approximately 0.47% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.



                                  Documentation Programs for the Mortgage Loans
--------------------------------- --------------------- ------------------------------ ---------------------------
                                   Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
        Type of Program                  Loans                 Outstanding ($)                    (%)
--------------------------------- --------------------- ------------------------------ ---------------------------
No Income/No Assets                      385                     42,335,240.36                    35.36
Reduced                                  246                     31,552,450.33                    26.35
Full                                     219                     25,254,932.11                    21.09
Alternative                              164                     18,841,976.85                    15.74
CLUES                                     14                      1,542,331.56                     1.29
Streamlined                                2                        210,164.86                     0.18
--------------------------------- --------------------- ------------------------------ ---------------------------
Total                                  1,030                    119,737,096.07                   100.00
================================= ===================== ============================== ===========================



                                          Types of Mortgaged Properties
--------------------------------- --------------------- ------------------------------ ---------------------------
                                   Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
         Property Type                   Loans                 Outstanding ($)                    (%)
--------------------------------- --------------------- ------------------------------ ---------------------------
Single Family Residence                  738                     83,294,661.06                   69.56
Planned Unit Development                 135                     18,323,138.94                   15.30
2-4 Family Residence                      76                      9,508,019.77                    7.94
Low-rise Condominium                      65                      7,304,990.26                    6.10
Manufactured Housing (1)                   9                        735,580.80                    0.61
High-rise Condominium                      6                        512,445.59                    0.43
Condominium Hotel                          1                         58,259.65                    0.05
--------------------------------- --------------------- ------------------------------ ---------------------------
Total                                  1,030                    119,737,096.07                  100.00
================================= ===================== ============================== ===========================

(1) Treated as real property.



                                         Purposes of the Mortgage Loans
--------------------------------- --------------------- ------------------------------ ---------------------------
                                   Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
          Loan Purpose                   Loans                 Outstanding ($)                    (%)
--------------------------------- --------------------- ------------------------------ ---------------------------
Purchase                                 590                     67,716,443.45                   56.55
Refinance (cash-out)                     348                     41,443,108.77                   34.61
Refinance (rate/term)                     92                     10,577,543.85                    8.83
--------------------------------- --------------------- ------------------------------ ---------------------------
Total                                  1,030                    119,737,096.07                  100.00
================================= ===================== ============================== ===========================



                                    Occupancy Types of the Mortgage Loans (1)
-------------------------------- --------------------- ------------------------------ ----------------------------
                                  Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
        Occupancy Type                  Loans                 Outstanding ($)                     (%)
-------------------------------- --------------------- ------------------------------ ----------------------------
Owner Occupied                            948                    111,847,894.06                  93.41
Investment                                 73                      6,824,846.74                   5.70
Secondary Residence                         9                      1,064,355.27                   0.89
-------------------------------- --------------------- ------------------------------ ----------------------------
Total                                   1,030                    119,737,096.07                 100.00
================================ ===================== ============================== ============================

(1) Based upon representations of the related Mortgagors at the time of origination.



                              Remaining Terms to Maturity of the Mortgage Loans (1)
-------------------------------- --------------------- ------------------------------ ----------------------------
  Remaining Term to Maturity      Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage Pool
           (months)                     Loans                 Outstanding ($)                     (%)
-------------------------------- --------------------- ------------------------------ ----------------------------
              200                           1                         98,015.94                   0.08
              221                           3                        257,075.54                   0.21
              222                           7                        744,859.60                   0.62
              223                           3                        258,836.86                   0.22
              281                           2                        159,620.10                   0.13
              282                           3                        317,761.17                   0.27
              283                           1                         50,632.60                   0.04
              335                           1                         91,305.46                   0.08
              336                           3                        438,130.37                   0.37
              337                           3                        209,873.70                   0.18
              338                           9                        895,148.01                   0.75
              339                          20                      1,956,585.48                   1.63
              340                         141                     16,631,392.87                  13.89
              341                         332                     37,448,473.96                  31.28
              342                         425                     51,415,243.24                  42.94
              343                          76                      8,764,141.17                   7.32
-------------------------------- --------------------- ------------------------------ ----------------------------
Total                                   1,030                    119,737,096.07                 100.00
================================ ===================== ============================== ============================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 340 months.

                                    EXHIBIT 2

                                                      Distribution Date: 9/25/02
       THE
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             CountryWide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2001-3
                          Alternative Loan Trust 2001-2



                 Certificateholder Monthly Distribution Summary
----------------------------------------------------------------------------------------------------------------
                                                        Certificate                                       Pass
                                      Class                Rate                  Beginning              Through
 Class           Cusip              Description            Type                   Balance               Rate (%)
----------------------------------------------------------------------------------------------------------------
  1A1           12699BG30             Senior             Fix-30/360            34,282,340.59            7.500000
  2A1           12669BG48             Senior             Fix-30/360           110,728,350.44            7.500000
  PO1           12669BG71            Strip PO            Fix-30/360               192,786.51            0.000000
  PO2           12669BG71            Strip PO            Fix-30/360             1,290,531.17            0.000000
  AR            12669BG55             Senior             Fix-30/360                        -            7.500000
  M             12669BG89             Senior             Fix-30/360             9,406,272.90            7.500000
  B1            12669BG97             Senior             Fix-30/360             3,135,424.32            7.500000
  B2            12669BH21             Senior             Fix-30/360             2,038,119.54            7.500000
  B3            12699BQ21             Senior             Fix-30/360             1,410,975.46            7.500000
  B4            12699BQ39             Senior             Fix-30/360               940,716.09            7.500000
  B5            12699BQ47             Senior             Fix-30/360             1,006,891.16            7.500000
----------------------------------------------------------------------------------------------------------------
Totals                                                                        164,432,408.18
----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                                      Current                                 Cumulative
             Principal          Interest             Total           Realized              Ending              Realized
 Class      Distribution       Distribution        Distribution       Losses               Balance              Losses
--------------------------------------------------------------------------------------------------------------------------

  1A1      2,428,838.80       213,984.32        2,642,823.12                -           31,853,501.79                   -
  2A1      5,615,972.57       692,052.19        6,308,024.76                -          105,112,377.88                   -
  PO1          5,501.37                -            5,501.37                -              187,285.15                   -
  PO2         20,424.55                -           20,424.55                -            1,270,106.62                   -
  AR                  -                -                   -                -                       -                   -
  M            7,552.75        58,769.83           66,322.58                -            9,398,720.16                   -
  B1           2,517.58        19,589.94           22,107.53                -            3,132,906.73                   -
  B2           1,636.50        12,734.05           14,370.55                -            2,036,483.03                   -
  B3           1,132.94         8,815.69            9,948.63                -            1,409,842.52                   -
  B4             755.35         5,877.54            6,632.88                -              939,960.75                   -
  B5             808.46         6,291.00            7,099.45        52,916.45              953,166.25          144,950.03
--------------------------------------------------------------------------------------------------------------------------
Totals     8,085,140.87     1,018,114.56        9,103,255.42        52,916.45          156,294,350.88          144,950.03
--------------------------------------------------------------------------------------------------------------------------

                                                      Distribution Date: 9/25/02
       THE
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             CountryWide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2001-3
                          Alternative Loan Trust 2001-2



                          Principal Distribution Detail
------------------------------------------------------------------------------------------------
                               Original          Beginning             Scheduled
                             Certificate       Certificate             Principal      Accretion
Class         Cusip            Balance           Balance              Distribution    Principal
------------------------------------------------------------------------------------------------

  1A1        12699BG30      74,840,000.00       34,282,340.59        2,428,838.80        -
  2A1        12669BG48     222,698,000.00      110,728,350.44        5,615,972.57        -
  PO1        12669BG71         242,032.07          192,786.51            5,501.37        -
  PO2        12669BG71       1,716,135.58        1,290,531.17           20,424.55        -
  AR         12669BG55             100.00                   -                   -        -
   M         12669BG89       9,533,100.00        9,406,272.90            7,552.75        -
  B1         12669BG97       3,177,700.00        3,135,424.32            2,517.58        -
  B2         12669BH21       2,065,600.00        2,038,119.54            1,636.50        -
  B3         12699BQ21       1,430,000.00        1,410,975.46            1,132.94        -
  B4         12699BQ39         953,400.00          940,716.09              755.35        -
  B5         12699BQ47       1,113,421.12        1,006,891.16              808.46        -
------------------------------------------------------------------------------------------------
Totals                     317,769,488.77      164,432,408.18        8,085,140.87        -
------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------
           Unscheduled          Net               Current          Ending             Ending
            Principal        Principal           Realized        Certificate        Certificate
Class      Adjustments      Distribution          Losses           Balance            Factor
------------------------------------------------------------------------------------------------

  1A1           -           2,428,838.80                 -       31,853,501.79     0.42562134937
  2A1           -           5,615,972.57                 -      105,112,377.88     0.47199515881
  PO1           -               5,501.37                 -          187,285.15     0.77380302656
  PO2           -              20,424.55                 -        1,270,106.62     0.74009689724
  AR            -                      -                 -                   -     0.00000000000
   M            -               7,552.75                 -        9,398,720.16     0.98590386719
  B1            -               2,517.58                 -        3,132,906.73     0.98590387230
  B2            -               1,636.50                 -        2,036,483.03     0.98590386971
  B3            -               1,132.94                 -        1,409,842.52     0.98590386127
  B4            -                 755.35                 -          939,960.75     0.98590386775
  B5            -                 808.46         52,916.45          953,166.25     0.85606985255
------------------------------------------------------------------------------------------------
Totals          -           8,085,140.87         52,916.45      156,294,350.88
------------------------------------------------------------------------------------------------

                                                      Distribution Date: 9/25/02
       THE
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             CountryWide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2001-3
                          Alternative Loan Trust 2001-2


                          Interest Distribution Detail
------------------------------------------------------------------------------------------------
                    Beginning                Pass                Accrued              Cumulative
                   Certificate             Through               Optimal               Unpaid
  Class              Balance                Rate(%)             Interest               Interest
------------------------------------------------------------------------------------------------

   1A1            34,282,340.59           7.500000              214,264.63                 -
   2A1           110,728,350.44           7.500000              692,052.19                 -
   PO1               192,786.51           0.000000                       -                 -
   PO2             1,290,531.17           0.000000                       -                 -
   AR                         -           7.500000                       -                 -
    M              9,406,272.90           7.500000               58,789.21                 -
   B1              3,135,424.32           7.500000               19,596.40                 -
   B2              2,038,119.54           7.500000               12,738.25                 -
   B3              1,410,975.46           7.500000                8,818.60                 -
   B4                940,716.09           7.500000                5,879.48                 -
   B5              1,006,891.16           7.500000                6,293.07                 -
------------------------------------------------------------------------------------------------
 Totals          164,432,408.18                               1,018,431.83                 -
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                    Total                Net         Unscheduled
               Deferred            Interest           Prepayment       Interest         Interest
 Class         Interest              Due            Int Shortfall     Adjustment          Paid
------------------------------------------------------------------------------------------------

   1A1            -               214,264.63            280.31             -          213,984.32
   2A1            -               692,052.19                 -             -          692,052.19
   PO1            -                        -                 -             -                   -
   PO2            -                        -                 -             -                   -
   AR             -                        -                 -             -                   -
    M             -                58,789.21             19.38             -           58,769.83
   B1             -                19,596.40              6.46             -           19,589.94
   B2             -                12,738.25              4.20             -           12,734.05
   B3             -                 8,818.60              2.91             -            8,815.69
   B4             -                 5,879.48              1.94             -            5,877.54
   B5             -                 6,293.07              2.07             -            6,291.00
------------------------------------------------------------------------------------------------
 Totals           -             1,018,431.83            317.27             -        1,018,114.56
------------------------------------------------------------------------------------------------

                                                      Distribution Date: 9/25/02
       THE
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             CountryWide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2001-3
                          Alternative Loan Trust 2001-2


                           Current Payment Information
                               Factors per $1,000
----------------------------------------------------------------------------------------------------------------------------------
                              Original          Beginning Cert.                                       Ending Cert.         Pass
                            Certificate           Notional           Principal       Interest           Notional         Through
Class        Cusip            Balance             Balance          Distribution    Distribution         Balance           Rate (%)
----------------------------------------------------------------------------------------------------------------------------------
   1A1       12699BG30      74,840,000.00      458.075101406      32.453752036     2.859223975       425.621349370       7.500000
   2A1       12669BG48     222,698,000.00      497.213043866      25.217885059     3.107581524       471.995158807       7.500000
   PO1       12669BG71         242,032.07      796.532928935      22.729902375     0.000000000       773.803026560       0.000000
   PO2       12669BG71       1,716,135.58      751.998378028      11.901480785     0.000000000       740.096897243       0.000000
   AR        12669BG55             100.00        0.000000000       0.000000000     0.000000000         0.000000000       7.500000
    M        12669BG89       9,533,100.00      986.696132810       0.792265618     6.164818208       985.903867192       7.500000
   B1        12669BG97       3,177,700.00      986.696137920       0.792265622     6.164818240       985.903872297       7.500000
   B2        12669BH21       2,065,600.00      986.696135326       0.792265620     6.164818223       985.903869706       7.500000
   B3        12699BQ21       1,430,000.00      986.696126880       0.792265614     6.164818171       985.903861267       7.500000
   B4        12699BQ39         953,400.00      986.696133371       0.792265619     6.164818211       985.903867752       7.500000
   B5        12699BQ47       1,113,421.12      904.321951240       0.726100620     5.650149266       856.069852550       7.500000
----------------------------------------------------------------------------------------------------------------------------------
 Totals                    317,769,488.77      517.458138654      25.443414663     3.203940580       491.848199413
----------------------------------------------------------------------------------------------------------------------------------

       THE
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             CountryWide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2001-3
                          Alternative Loan Trust 2001-2


Pool Level Data
Distribution Date                                                                                                          9/25/2002
Cut-off Date                                                                                                                2/1/2001
Determination Date                                                                                                          9/1/2002
Accrual Period 30/360                               Begin                                                                   8/1/2002
                                                    End                                                                     9/1/2002
Number of Days in 30/360 Accrual Period                                                                                           30

--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                                               -

Beginning Aggregate Pool Stated Principal Balance                                                                      38,994,669.59
Ending Aggregate Pool Stated Principal Balance                                                                         36,557,255.21

Beginning Aggregate Certificate Stated Principal Balance                                                              164,432,408.19
Ending Aggregate Certificate Stated Principal Balance                                                                 156,294,350.88

Beginning Aggregate Loan Count                                                                                                   414
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                   22
Ending Aggregate Loan Count                                                                                                      392

Beginning Weighted Average Loan Rate (WAC)                                                                                 8.699676%
Ending Weighted Average Loan Rate (WAC)                                                                                    8.711153%

Beginning Net Weighted Average Loan Rate                                                                                   8.049240%
Ending Net Weighted Average Loan Rate                                                                                      8.050381%

Weighted Average Maturity (WAM) (Months)                                                                                         341

Servicer Advances                                                                                                          12,636.78

Aggregate Pool Prepayment                                                                                               2,410,858.54
Pool Prepayment Rate                                                                                                     53.5302 CPR


Group 2
Cut-Off Date Balance                                                                                                               -

Beginning Aggregate Pool Stated Principal Balance                                                                     125,437,739.03
Ending Aggregate Pool Stated Principal Balance                                                                        119,737,096.07

Beginning Aggregate Certificate Stated Principal Balance                                                              164,432,408.19
Ending Aggregate Certificate Stated Principal Balance                                                                 156,294,350.88

       THE
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             CountryWide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2001-3
                          Alternative Loan Trust 2001-2

Group 2
-------

Beginning Aggregate Loan Count                                                                                               1073
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                43
Ending Aggregate Loan Count                                                                                                  1030

Beginning Weighted Average Loan Rate (WAC)                                                                              8.465858%
Ending Weighted Average Loan Rate (WAC)                                                                                 8.461193%

Beginning Net Weighted Average Loan Rate                                                                                 8.086771%
Ending Net Weighted Average Loan Rate                                                                                    8.080455%

Weighted Average Maturity (WAM) (Months)                                                                                       341

Servicer Advances                                                                                                       138,658.37

Aggregate Pool Prepayment                                                                                             5,394,039.20
Pool Prepayment Rate                                                                                                   42.2710 CPR



--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------
Group 1
-------
Senior Percentage                                                                                                   88.3522600638%
Senior Prepayment Percentage                                                                                       100.0000000000%

Subordinate Percentage                                                                                              11.6477399362%
Subordinate Prepayment Percentage                                                                                    0.0000000000%

Group 2
-------
Senior Percentage                                                                                                   89.1911730198%
Senior Prepayment Percentage                                                                                       100.0000000000%

Subordinate Percentage                                                                                              10.8088269802%
Subordinate Prepayment Percentage                                                                                    0.0000000000%

Certificate Account

Beginning Balance                                                                                                                -

Deposit
Payments of Interest and Principal                                                                                    9,082,768.48

       THE
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             CountryWide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2001-3
                          Alternative Loan Trust 2001-2

Liquidation Proceeds                                                                                                    162,540.26
All Other Proceeds                                                                                                               -
Other Amounts                                                                                                                    -
                                                                                                                      ------------
Total Deposits                                                                                                        9,245,308.74

Withdrawals
Reimbursement of Servicer Advances                                                                                               -
Payment of Master Servicer Fees                                                                                         116,463.26
Payment of Sub Servicer Fees                                                                                             25,272.80
Payment of Other Fees                                                                                                   142,937.95
Payment of Insurance Premium(s)                                                                                                  -
Payment of Personal Mortgage Insurance                                                                                           -
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                 -
Payment of Principal and Interest                                                                                     9,103,255.42
                                                                                                                      ------------
Total Withdrawals                                                                                                     9,387,929.44

Ending Balance                                                                                                              317.26

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                 6,248.15
Compensation for Gross PPIS from Servicing Fees                                                                           6,248.15
Other Gross PPIS Compensation                                                                                                    -
                                                                                                                      ------------
Total Net PPIS (Non-Supported PPIS)                                                                                              -

Master Servicing Fees Paid                                                                                              116,463.26
Sub Servicing Fees Paid                                                                                                  25,272.80
Insurance Premium(s) Paid                                                                                                        -
Personal Mortgage Insurance Fees Paid                                                                                            -
Other Fees Paid                                                                                                         142,937.95
                                                                                                                      ------------
Total Fees                                                                                                              284,674.01

       THE
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             CountryWide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2001-3
                          Alternative Loan Trust 2001-2


--------------------------------------------------------------------------------
                             Delinquency Information
--------------------------------------------------------------------------------
Group 1
-------

Delinquency                                                  30-59 Days       60-89 Days             90+ Days                Totals
-----------                                                  ----------       ----------             --------                ------
Scheduled Principal Balance                                  224,767.00       520,476.31           311,181.13          1,056,424.44
Percentage of Total Pool Balance                              0.614836%        1.423729%            0.851216%             2.889781%
Number of Loans                                                       3                6                    4                    13
Percentage of Total Loans                                     0.765306%        1.530612%            1.020408%             3.316327%

Foreclosure
-----------
Scheduled Principal Balance                                                                                              419,190.72
Percentage of Total Pool Balance                                                                                          1.146669%
Number of Loans                                                                                                                   3
Percentage of Total Loans                                                                                                 0.765306%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
---
Scheduled Principal Balance                                                                                               45,616.31
Percentage of Total Pool Balance                                                                                          0.124780%
Number of Loans                                                                                                                   1
Percentage of Total Loans                                                                                                 0.255102%

Book Value of all REO Loans                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                           -
Additional Gains (Recoveries)/Losses                                                                                              -
Total Realized Losses                                                                                                      9,593.23

Group 2
-------

Delinquency                                                  30-59 Days       60-89 Days             90+ Days                Totals
-----------                                                  ----------       ----------             --------                ------
Scheduled Principal Balance                                7,778,318.78     2,367,786.79         2,917,994.74         13,064,100.31
Percentage of Total Pool Balance                              6.496165%        1.977488%            2.437001%            10.910654%
Number of Loans                                                      67               19                   22                   108
Percentage of Total Loans                                     6.504854%        1.844660%            2.135922%            10.485437%

       THE
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             CountryWide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2001-3
                          Alternative Loan Trust 2001-2


Foreclosure
Scheduled Principal Balance                                                                                            2,655,865.71
Percentage of Total Pool Balance                                                                                          2.218081%
Number of Loans                                                                                                                  22
Percentage of Total Loans                                                                                                 2.135922%

Bankruptcy
Scheduled Principal Balance                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%
Number of Loans                                                                                                                   0
Percentage of Total Loans                                                                                                 0.000000%

REO
Scheduled Principal Balance                                                                                            1,579,947.87
Percentage of Total Pool Balance                                                                                          1.319514%
Number of Loans                                                                                                                  12
Percentage of Total Loans                                                                                                 1.165049%

Book Value of all REO Loans                                                                                                       -
Percentage of Total Pool Balance                                                                                          0.000000%

Current Realized Losses                                                                                                   52,916.45
Additional Gains (Recoveries)/Losses                                                                                              -
Total Realized Losses                                                                                                    134,901.66


--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                           Original               Current
----------                                                                                           --------               -------
Bankruptcy Loss                                                                                    200,000.00            200,000.00
Bankruptcy Percentage                                                                               0.062939%             0.127964%
Credit/Fraud Loss                                                                                6,355,390.00                     -
Credit/Fraud Loss Percentage                                                                        2.000000%             0.000000%
Special Hazard Loss                                                                              6,355,390.00          3,288,648.17
Special Hazard Loss Percentage                                                                      2.000000%             2.104138%

Credit Support                                                                                       Original               Current
--------------                                                                                       --------               -------
Class A                                                                                        317,769,488.77        156,294,350.88
Class A Percentage                                                                                100.000000%           100.000000%

       THE
     BANK OF
       NEW
      YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                             CountryWide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2001-3
                          Alternative Loan Trust 2001-2